SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              FloridaFirst Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]    No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5) Total fee paid:
--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         (3) Filing Party:
--------------------------------------------------------------------------------
         (4) Date Filed:
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


                        [FLORIDAFIRST BANCORP LETTERHEAD]










December 28, 1999

Dear Stockholder:

         On behalf of the Board of Directors and management of FloridaFirst Bancorp, I cordially invite you to attend the Annual Meeting of Stockholders (the "Meeting") to be held at 205 E. Orange St., Lakeland, Florida on January 28, 2000, at 8:30 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of KPMG, LLP, certified public accountants, will be present to respond to any questions stockholders may have.

         The matters to be considered by stockholders at the Meeting are described in the accompanying Notice of Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.

                                   Sincerely,


                                   /s/Gregory C. Wilkes
                                   ---------------------------------------------
                                   Gregory C. Wilkes
                                   President and Chief Executive Officer

--------------------------------------------------------------------------------
                              FLORIDAFIRST BANCORP
                             205 EAST ORANGE STREET
                          LAKELAND, FLORIDA 33801-4611
                                 (863) 688-6811
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2000
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of FloridaFirst Bancorp (the "Company") will be held at 205 E. Orange St., Lakeland, Florida, on January 28, 2000, at 8:30 a.m. local time. A proxy card and a proxy statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon the following matters:

1.   The election of one director of the Company for a term of three years; and

2. The ratification of the appointment of KPMG, LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

         The transaction of such other matters as may properly come before the Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on December 15, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH  STOCKHOLDER,  WHETHER  OR NOT HE OR SHE PLANS TO ATTEND  THE  MEETING,  IS
REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/Sonja T. Hughey
                                           -------------------------------------
                                           Sonja T. Hughey
                                           Secretary
Lakeland, Florida
December 28, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                              FLORIDAFIRST BANCORP
                             205 EAST ORANGE STREET
                          LAKELAND, FLORIDA 33801-4611
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 28, 2000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------
         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FloridaFirst Bancorp (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at 205 E. Orange St., Lakeland, Florida, on January 28, 2000, at 8:30 a.m. local time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about December 28, 1999. The Company is the parent company of FloridaFirst Bank (the "Bank"). The Company was formed as a United States corporation in April 1999 at the direction of the Bank to acquire all of the outstanding stock of the Bank issued in connection with the Bank's mutual holding company reorganization on April 6, 1999 (the "MHC Reorganization"). The Company is a majority-owned subsidiary of FloridaFirst Bancorp MHC (the "Mutual Holding Company"), which was formed in connection with the MHC Reorganization.

At the Meeting, stockholders will consider and vote upon (i) the election of one director and (ii) the ratification of the appointment of KPMG, LLP as independent auditor of the Company for the fiscal year ending September 30, 2000. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof. Because the Mutual Holding Company owns 54% of the Company's common stock, the votes cast by the Mutual Holding Company will be determinative of the outcome of Proposal I (election of director) and Proposal II (ratification of auditors).

--------------------------------------------------------------------------------
                             REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the nominee for director set forth below and "FOR" the other listed proposal. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting, including matters of which the Company receives proper notice before January 24, 2000.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on December 15, 1999 (the "Voting Record Date"), are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held. As of the Voting Record Date, the Company had 5,506,875 shares of Common Stock issued and outstanding.

         As provided in the federal stock Charter ("Charter") of the Company, for a period of five years from the effective date of the MHC Reorganization, no person, except for the Mutual Holding Company, is permitted to beneficially own in excess of 10% of the outstanding shares of the Common Stock (the "Limit"), and any shares of Common Stock acquired in violation of this Limit, are not entitled to any vote. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting.

         As to the election of the one director (Proposal I), the proxy card being provided by the Board enables a stockholder to vote for the election of the nominee proposed by the Board, or to withhold authority to vote for the nominee being proposed. Under federal law and the Charter and Bylaws, directors are elected by a plurality of votes cast, without respect to either (i) Broker Non-votes or (ii) proxies as to which authority to vote for the nominee being proposed is withheld.

         As to the ratification of auditors (Proposal II) and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may; (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Under the Charter and Bylaws, unless otherwise required by law, Proposal II and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Voting Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Company as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Voting Record Date.

                                                                          Percent of Shares
                                                    Amount and Nature of   of Common Stock
Name and Address of Beneficial Owner                Beneficial Ownership     Outstanding
------------------------------------                --------------------     -----------

FloridaFirst Bancorp MHC                               3,049,024               55.4%
205 East Orange Street, Lakeland, FL  33801-4611

All Directors and Executive Officers as a Group
(12 persons)                                             145,250(1)(2)          2.6%


                       (footnotes continued on next page)

---------------------------------

(1) Excludes 216,308 unallocated shares of Common Stock held under the ESOP for which certain individuals in this group serve as members of the ESOP Committee or as an ESOP Trustee. Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity.
(2) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The executive officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing changes in beneficial ownership of the Common Stock. Based solely on the Company's review of Forms 3, 4, and 5 filed by officers, directors and 10% beneficial owner of Common Stock, no executive officer, director or 10% beneficial owner of Common Stock failed to file such ownership reports on a timely basis during the fiscal year ended September 30, 1999.

--------------------------------------------------------------------------------
          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                  CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Election of Directors

         The Company's Bylaws require that the Board of Directors be divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. One director will be elected at the Meeting to serve for a three-year term or until a successor has been elected and qualified.

         Nis H. Nissen has been nominated by the Board of Directors to serve as director. Mr. Nissen is currently a member of the Board and has been nominated for a three-year term to expire in 2003 If he is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why Mr. Nissen might be unavailable to serve.

         Charles W. Bovay and Rudolph H. Thornberry currently are directors of the Company. Their terms expire in January 2000 and they plan to retire at that time.

         The following table sets forth the nominee and the directors continuing in office, their name, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Voting Record Date. Each director of the Company is also a member of the Board of Directors of the Bank.

                                              Year First      Current Term              Shares of
                                              Elected or          to                  Common Stock              Percent
Name                                Age(1)     Appointed        Expire           Beneficially Owned(2)          of Class
----                                ------     ---------        ------           ---------------------          --------
Board Nominee For Term To Expire In 2003

Nis H. Nissen, III                      58        1996              2000                     25,000                 *

THE BOARD OF DIRECTORS RECOMMENDS THAT ITS NOMINEE BE ELECTED AS DIRECTOR.

Directors Continuing In Office

Gregory C. Wilkes                       51        1995              2001                     29,000                 *

G.F. Zimmerman                          55        1993              2001                     12,000                 *

Robert H. Artman                        67        1986              2002                       1,150                *

Llewellyn N. Belcourt                   67        1989              2002                       5,000                *

Stephen A. Moore, Jr.                   57        1989              2002                      22,000                *

------------------------------
*        Less than 1%
(1)      As of September 30, 1999.
(2) An individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares.

         Executive Officers Not Serving As A Director

                  The following table sets forth the non-director executive officers of the Company, their name, age, the year they first became an officer of the Company or the Bank, and their current position with the Company. Executive officers serve for a one-year term at the determination of the Board of Directors.
                                            Year First
                                           Appointed as     Position with
         Name of Individual      Age(1)      Officer(2)  the Company or Bank
         ------------------      ------      ----------  -------------------

         Don A. Burdett            54          1998      SVP - Retail Sales and
                                                         Service
         Kerry P. Charlet          46          1998      SVP - Chief Financial

         William H. Cloyd          42          1998      SVP - Chief Lending
                                                         SVP - Deposit
         Marion Moore              59          1984      Administration


          (1)  As of September 30, 1999.
          (2) Refers to the year the individual first became an officer of the Company or the Bank.

Biographical Information

         The business experience of each nominee for director, director and executive officer of the Company is set forth below. All persons have held their present positions for five years unless otherwise stated.

     Charles W. Bovay has been a Director of the Bank since 1987 and is currently the Chairman of the Board. Mr. Bovay's current board term expires in January 2000 and plans to retire from the board at that time. Mr. Bovay was also, until December 31, 1998, Chairman of the Board and Chief Executive Officer of Lanier Upshaw, Inc., an insurance company located in Lakeland, Florida, where he was employed since 1963. He has served as Chairman of the Lakeland Regional Medical Center and the Lakeland Area Chamber of Commerce, and is a member of the Rotary Club of Lakeland.

     Gregory C. Wilkes has been the Bank's President, Director and Chief Executive Officer since 1995. From 1990 to 1995, Mr. Wilkes was employed by Home Federal Savings Bank in Rome, Georgia, where he served as President, Director and Chief Executive Officer. He also serves as a board member for the Lakeland Chamber of Commerce, Lakeland Rotary Club, Polk Theatre, the YMCA, the Salvation Army, the Florida Southern College President's Council, and the Lakeland Regional Hospital Foundation. In addition, Mr. Wilkes is the elected director for the State of Florida for the FHLB of Atlanta and is a member of the board of the Florida Bankers Association and board and faculty member of the Florida School of Banking.

     Robert H. Artman has been a Director of the Bank since 1986. Mr. Artman has been employed for the past 31 years by Traman Corp., a real estate management and development company located in Lakeland, Florida, and is currently serving as President. He is also a member of the Kiwanis Club of Lakeland.

     Llewellyn N. Belcourt is a certified public accountant and has been a Director of the Bank since 1989. Mr. Belcourt is a shareholder, Director and Vice President of Carter, Belcourt & Atkinson, P.A., an accounting firm located in Lakeland, Florida. He also is an Board Member and Treasurer of the Community Foundation of Greater Lakeland and a Board Member and Chairman of the Finance Committee of the Lakeland Regional Medical Center Foundation.

     Stephen A. Moore, Jr. has been a Director of the Bank since February 1998. Mr. Moore is President, Director and majority stockholder of Moore Business Service, Inc., an accounting firm located in Lakeland, Florida. He has been with Moore Business Service, Inc. since 1974. Mr. Moore is also a member of the Lakeland Rotary Club, a Director and officer of the Central Florida Speech & Hearing Center, and a Board member of the Polk Community College Foundation.

     Nis H. Nissen, III has been a Director of the Bank since 1996. Mr. Nissen is President and Chief Executive Officer of Nissen Advertising, Inc., an advertising and public relations firm located in Lakeland, Florida that he has been affiliated with since 1971. He also is a member of the Rotary Club, a Director of the Central Florida Speech & Hearing Center, a Director of Crimestoppers of Polk County, Vice Chairman of the Public Information Committee, Community Foundation of Lakeland, a member of the Fine Arts Council of the Florida Southern Foundation of Lakeland, and a member of the Board of Governors of Florida Southern College.

     Rudolph H. Thornberry has been a Director of the Bank since 1988. Mr. Thornberry is currently retired from other employment. Mr. Thornberry's current board term expires in January 2000 and plans to retire from the board at that time.

     G.F. Zimmermann, III has been a Director of the Bank since 1993. Mr. Zimmermann is President and majority stockholder of Zimmermann Associates, Inc., a building design firm located in Lakeland, Florida, which he has been with since 1974. He has been active with the Salvation Army, the Kiwanis Club of Lakeland, the Lakeland Kiwanis Foundation and the Chamber of Commerce. He also has served as a member of the Habitat for Humanity Board of Directors, the City of Lakeland Civil Service Board, the Pension Board, the Arbitration Board and the Lakeland Regional Medical Center Community Board.

     Don A. Burdett joined the Bank as Senior Vice President of Retail Banking in November 1998. Prior to joining the Bank, Mr. Burdett served as a market executive and various sales management positions at Barnett Bank from 1979 to 1998. Mr. Burdett has completed various graduate banking programs during his career. Mr. Burdett has held leadership positions in the Clearwater Chamber of Commerce, Suncoast Junior Achievement, Eastlake Optimist and has participated in both the Leadership Manatee and Leadership Lakeland Programs.

     Kerry P. Charlet has been Chief Financial and Operations Officer of the Bank since March 1998. Prior to joining the Bank, Mr. Charlet served in varying positions from 1986 to 1994 at FloridaBank, FSB, including Executive Vice President and Chief Financial Officer. He was also employed by AmSouth Bank of Florida from 1995 to 1998, where he served as Senior Vice President and Chief Financial Officer for the State. Mr. Charlet has also served as officer and committee chairman for the Gator Bowl Association, Chairman of Payment Systems Network, and President, Treasurer and board member of various youth sports organizations.

     William H. Cloyd has been Chief Lending Officer of the Bank since January 1998. Previously, Mr. Cloyd was Senior Vice President of SunTrust Bank Mid-Florida, N.A. He has also been active with the United Way, the Lakeland North Rotary Club, the Lakeland Chamber of Commerce, and has served as Chairman of the Lakeland Downtown Development Authority.

     Marion L. Moore serves as Senior Vice President of Deposit Administration for the Bank. Mr. Moore has been employed at the Bank since 1984. He has also been active with the Rotary Club, the Boy Scouts of America, the Lakeland Chamber of Commerce and the Winter Haven Chamber of Commerce.

Stockholder Nominations

     Pursuant to Article II, Section 14 of the Company's Bylaws, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to the Secretary of the Company not less than five days prior to the annual meeting of the stockholders of the Company.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the board and through activities of its committees. During the year ended September 30, 1999, the Board of Directors held 13 regular meetings. No director attended fewer than 75% of the total meetings of the board of directors and committees on which such director served during the year ended September 30, 1999.

     The audit committee of the Company consists of Directors Belcourt, Artman, Moore and Nissen. The audit committee meets at least semi-annually and meets with the Company's independent certified public accountants to review the results of the annual audit and other related matters. The audit committee met two times during the year ended September 30, 1999.

     The Nominating Committee consists of the entire Board of Directors. The Nominating Committee is not a standing committee but meets on an annual basis to nominate persons to serve on the Board of Directors of the Company.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

     Board Fees. During 1999 each director was paid a fee of $1,000 for each board meeting attended and each director emeritus was paid $667 per Board meeting attended. The chairman of the board receives an additional $1,500 fee for each board meeting. Each non-management director was paid $200 for each committee meeting attended. The total fees paid to the directors for the year ended September 30, 1999 were approximately $162,200.

     Directors Consultant and Retirement Plan ("DRP"). The DRP provides retirement benefits to directors following retirement and completion of at least 10 years of service. If a director agrees to become a consulting director to our board after retirement, he or she will receive a monthly payment equal to the Board fee in effect at the date of retirement for a period of 120 months. Benefits under our DRP will begin after a director's retirement. If there is a change in control, all directors will be presumed to have not less than 10 years of service and each director will receive a lump sum payment equal to the present value of future benefits payable.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned, for services rendered during the fiscal years ended September 30, 1999 and 1998, by our chief executive officer, chief financial officer and chief lending officer, who were the only executive officers to receive compensation in salary and bonus in excess of $100,000 for the year ended September 30, 1999.

                                                                     Annual Compensation(1)(2)
                                                            --------------------------------------------

                                                  Fiscal                                Other Annual         All Other
          Name and Principal Position             Year         Salary       Bonus       Compensation      Compensation(3)
          --------------------------------------- --------- ------------ ----------- ------------------- -------------------

          Gregory C. Wilkes, President and        1999       $185,400        $3,875             $13,000     $74,562 (3)
          Chief Executive Officer                 1998        164,500         2,400              13,000          --

                                                                                                     --
          Kerry P. Charlet, Senior Vice           1999       $113,125       $22,838                         $44,786 (4)
          President and Chief Financial
          Officer(6)


          William H. Cloyd, Senior Vice           1999       $102,500       $11,659                  --     $42,787 (5)
          President and Chief Lending Officer(6)

--------------------------
(1)  All compensation set forth in the table was paid by the Bank.
(2) Does not include shares of restricted stock or options to purchase shares of Common Stock that were awarded on October 19, 1999.
(3) Includes $59,000 related to an accrual under the SERP (see page 10); approximately 1,300 shares of Common Stock scheduled to be allocated under the ESOP as of September 30, 1999 with a market value as of September 30, 1999 of $8.38 per share; and $4,162 in Company matching funds in the 401(k) Retirement Plan (employee contributions are included in salary.)

(4) Includes $33,000 related to an accrual under the SERP (see page 10); approximately 975 shares of Common Stock scheduled to be allocated under the ESOP as of September 30, 1999 with a market value as of September 30, 1999 of $8.38 per share; and $3,236 in company matching funds in the 401(k) Retirement Plan (employee contributions are included in salary.)
(5) Includes $33,000 related to an accrual under the SERP (see page 10); approximately 810 shares of Common Stock scheduled to be allocated under the ESOP as of September 30, 1999 with a market value as of September 30, 1999 of $8.38 per share; and $2,662 in company matching funds in the 401(k) Retirement Plan (employee contributions are included in salary.)
(6)  Compensation did not exceed $100,000 in fiscal 1998.

     Employment Agreements. The Bank has entered into separate employment agreements with Mr. Wilkes, Mr. Charlet and Mr. Cloyd. Messrs. Wilkes, Charlet and Cloyd's current base salaries under the employment agreement are $200,000, $120,000 and $105,000, respectively. Mr. Wilkes' employment agreement has a term of three years, while Mr. Charlet's and Mr. Cloyd's agreements have terms of two years. The agreements may be terminated by us for "just cause" as defined in the agreement. If we terminate any of these three individuals without just cause, they will be entitled to a continuation of their salary from the date of termination through the remaining term of the agreement, but in no event for a period of less than one year. The employment agreements contains a provision stating that after Messrs. Wilkes, Charlet or Cloyd's employment is terminated in connection with any change in control, the individual will be paid a lump sum amount equal to 2.99 times his five-year average annual taxable cash compensation. If payments had been made under the agreements as of September 30, 1999, the payments would have equaled approximately $1,250,000. The aggregate payments that would have been made to Messrs. Wilkes, Charlet and Cloyd would be an expense and would have resulted in reductions to the Company's net income and capital. The agreements may be renewed annually by our board of directors after a determination of satisfactory performance within the Board's sole discretion. If Messrs. Wilkes, Charlet or Cloyd shall become disabled during the term of the agreements, they shall continue to receive payment of 100% of the base salary for a period of 12 months and 65% of such base salary for the remaining term of the agreements. Such payments shall be reduced by any other benefit payments made under other disability programs in effect for the Bank's employees. The Bank has also entered into employment agreements with two other executive officers and the aggregate payment, based on current salaries, that may have to be made to these two executives after a change in control of the Bank is approximately $450,000.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Bank during the year ended September 30, 1999 consisted of Directors Belcourt, Nissen and Zimmermann.

1999 Report of the Compensation Committee on Executive Compensation

     The Bank Compensation Committee meets annually to review compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Bank's market areas, including institutions with total assets of between $300 million and $500 million. Although the Committee does not specifically set compensation levels for the chief executive officer based on whether particular financial goals have been achieved by the Bank, the Committee does consider the overall profitability of the Bank when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the chief executive officer of the Company and the Bank:

     o to provide motivation for the chief executive officer to enhance stockholder value by linking compensation to the future value of the Company's stock;

     o to retain the chief executive officer who has led the Company and Bank to build its existing market franchise and to allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

     o to maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.


     During the year ended September 30, 1999, Gregory C. Wilkes, President and CEO received a base salary of $200,000 in recognition of his continued leadership in the management of the Company and the Bank. Additionally, Mr. Wilkes recently has been awarded stock options and restricted stock awards under the 1999 Option Plan and the Stock Plan. Such awards are intended to provide incentive to the President and Chief Executive Officer for implementation of a business plan that will enhance shareholder value in the intermediate and long term. The Compensation Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Florida and surrounding Southeastern states with assets of between $300 million and $500 million and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the president and chief executive officers in the future.

                              Compensation Committee:

                              Llewellyn N. Belcourt
                              Nis H. Nissen, Chairman
                              G. F. Zimmermann, III

Other Compensation

     Pension Plan. The Bank sponsored a defined benefit plan (the "Pension Plan") which was terminated April 4, 1999. As of September 30, 1998, Mr. Wilkes had 3 years of credited service under the Pension Plan. As a result of the termination of the Pension Plan, on April 14, 1999, Mr. Wilkes received a lump sum distribution of $58,437. The lump sum distribution equals the present value of Mr. Wilkes' accrued benefit under the Pension Plan as of the date of the Pension Plan termination.

     Generally, the Annual Compensation covered under the Pension Plan includes total cash compensation paid to a participant during a plan year as reported for income tax withholding purposes on Wage and Tax Statement Form W-2, but after excluding all pay for overtime work, commissions, bonuses or other extra pay over basic compensation, plus any contributions by the Bank for such year pursuant to a salary reduction agreement on behalf of the participant. If a participant retires at age 65 his monthly income payable will be 1/12 of an annual income equal to 1.75% of the participant's Average Annual Compensation up to his Covered Compensation, plus 2.30% of his Average Annual Compensation above his Covered Compensation, both multiplied by the number of years of service under the Pension Plan (not to exceed 25 years). Covered Compensation generally means the average (without indexing) of the maximum amount of a participant's earnings that are considered to be wages for Social Security purposes for each calendar year during the 35 year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security Retirement Age (as defined in the Pension Plan).

     Supplemental Executive Retirement Plan. We have implemented a supplemental executive retirement plan ("SERP") for the benefit of certain senior officers, including Mr. Wilkes, Mr. Charlet and Mr. Cloyd. The SERP will provide benefits at age 65 that would be comparable to approximately 83% of the benefits that would have accrued under the terminated Pension Plan after retirement at age 65. The SERP contributes for each participant a defined annual deferred compensation amount; therefore, no future actuarial calculations will be required. The annual accruals under the SERP for Mr. Wilkes, Mr. Charlet and Mr. Cloyd will be $59,000, $33,000 and $33,000, respectively, during the term of their continued employment. Benefits will accrue annually and will be credited with interest earnings of not less than 5% per annum on the aggregate account accruals. If a participant terminates employment prior to age 65, then the target retirement benefits will be reduced. The accumulated deferred compensation account for each participant will be payable to such participant at anytime following termination of employment after attainment of age 55, the death or disability of the participant, or termination of employment following a change in control of the Bank whereby the Bank or its parent company is not the resulting entity. Benefits under the SERP are not taxable to the participant or deductible by the Bank until they are actually paid.

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The following graph compares the cumulative total stockholder return of the Common Stock with that of (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 at the market close on April 7, 1999 (the date the Common Stock was first traded) and the reinvestment of dividends as paid. The graph provides monthly comparisons through September 30, 1999.

     There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance.


[OBJECT OMITTED]

                           4/7/99     4/30/99     5/28/99     6/30/99     7/30/99     8/31/99     9/30/99
                           ------     -------     -------     -------     -------     -------     -------
FloridaFirst Bancorp         $100     $111.90     $108.73     $109.52     $112.70     $111.11     $106.35

CRSP Nasdaq Bank Index       $100      107.49      105.71      107.45      104.32      100.43       97.79

CRSP Nasdaq U.S. Index       $100       99.30       97.01      105.67      104.13      108.26      108.08

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

     No directors, executive officers or immediate family members of such individuals were engaged in transactions with the Bank or any subsidiary involving more than $60,000 (other than through a loan) during the year ended September 30, 1999. Furthermore, the Bank had no "interlocking" relationships in which (1) any executive officer is a member of the board of directors or of another entity, one of whose executive officers are a member of the Bank's board of directors, or where (2) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Bank's board of directors.

     The Bank has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business and also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1999, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals was approximately $197,000.

--------------------------------------------------------------------------------
                       RATIFICATION OF INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

     KPMG, LLP was the Company's independent auditor for the 1999 fiscal year. The Board of Directors has approved the selection of KPMG, LLP as its auditor for the 2000 fiscal year, subject to ratification by the Company's stockholders. A representative of KPMG, LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     Ratification of the appointment of the auditor requires the approval of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG, LLP as the Company's auditor for the 2000 fiscal year.

--------------------------------------------------------------------------------
                     ANNUAL REPORTS AND FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 will be furnished without charge to stockholders as of the Voting Record Date upon written request to the Company's secretary, FloridaFirst Bancorp, 205 East Orange Street, Lakeland Florida 33801-4611.

     The Company's 1999 Annual Report to Stockholders, including financial statements, was mailed with this Proxy Statement on or about December 28, 1999 to all stockholders of record as of the close of the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 205 East Orange Street, Lakeland, Florida 33801-4611, no later than August 30, 2000 and meet the applicable regulatory requirements.

     In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office by January 24, 2000. The Company's Bylaws provide that if notice of a stockholder proposal to take action at next year's annual meeting is not received at the Company's main office by January 24, 2000, the proposal will not be eligible for presentation at that meeting.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.


                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/Sonja T. Hughey
                                         ---------------------------------------
                                         Sonja T. Hughey
                                         Secretary

Lakeland, Florida
December 28, 1999

--------------------------------------------------------------------------------
                              FLORIDAFIRST BANCORP
                             205 EAST ORANGE STREET
                          LAKELAND, FLORIDA 33801-4611
                                 (863) 688-6811
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 28, 2000
--------------------------------------------------------------------------------

     The undersigned hereby appoints the Board of Directors of FloridaFirst Bancorp (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the 205 E. Orange St., Lakeland, Florida, on January 28, 2000, at 8:30 a.m. and at any and all adjournments thereof, in the following manner:

                                                    FOR            WITHHELD
                                                    ---            --------

1.        The election as director of the nominee
          listed below for a three year term:         |_|               |_|

          Nis H. Nissen, III


2.        The ratification of the appointment of       FOR    AGAINST    ABSTAIN
                                                       ---    -------    -------
          KPMG, LLP as independent
          auditors of FloridaFirst Bancorp, for
          the fiscal year ending September 30, 2000.   |_|      |_|        |_|


In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.


         The Board of Directors  recommends a vote "FOR" all of the above listed
propositions.                                       ---

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated December 28, 1999.


                                            Please check here if you
Dated:                                      |_|      plan to attend the Meeting.




------------------------------------        --------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



------------------------------------        --------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------